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SERVICES COMPANY

Report on Assessment of Compliance with Applicable Servicing Criteria

1.        Argentic Services Company LP (“ASC”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the year ended December 31, 2024 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed securities transactions for which ASC acted as special servicer involving commercial mortgage loans during the Reporting Period as listed on Appendix B hereto (the “Platform”);

2.        ASC has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and ASC elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as permitted by the United States Securities and Exchange Commission Compliance and Disclosure Interpretation 200.06, Vendors Engaged by Servicers (formerly SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (Interpretation 17.06)) and as set forth in Appendix A hereto;

3.        Except as set forth in paragraph 4 below, ASC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.        The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to ASC based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.        ASC has complied, in all material respects, with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole;

6.        ASC has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole;

7.        ASC has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period with respect to the Platform taken as a whole; and

8.        A registered public accounting firm that is a member of the American Institute of Certified Public Accountants has issued an attestation report on ASC’s assessment of compliance with the applicable servicing criteria as of December 31, 2024 and for the Reporting Period.

Date: February 19, 2025

Argentic Services Company LP

By: /s/ Andrew Hundertmark

Name: Andrew Hundertmark

Title: Authorized Signatory

Argentic Services Company LP

By: /s/ Grace E. Bodemuller-Holst

Name: Grace E. Bodemuller-Holst

Title: Authorized Signatory

ARGENTIC SERVICES COMPANY LP

500 NORTH CENTRAL EXPRESSWAY, SUITE 261 PLANO, TEXAS 75074

APPENDIX A

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA	INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Special Servicer
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.		X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X1
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k- 1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X2
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.

X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the mortgage loan pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X1
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.		X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.		X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loans, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

Footnotes:

X1 - Primary responsibility for processing borrower payments rests with the Master Servicer, however, Argentic Services Company LP ("ASC") may from time to time receive payments on an exception basis which are forwarded to the Master Servicer in accordance with such criteria.

X2 - ASC performs the activities pertaining to this criteria, except for specific, limited activities performed by third party property managers related to REO Property, if any. ASC has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third party property managers.

APPENDIX B

1.        ARES Trust 2024-IND2, Commercial Mortgage Pass-Through Certificates, Series 2024-IND2, Argentic Services Company LP as Special Servicer

2.        BANK 2018-BNK12, Commercial Mortgage Pass-Through Certificates, Series 2018-BNK12, Argentic Services Company LP as General Special Servicer

3.        BANK 2019-BNK22, Commercial Mortgage Pass-Through Certificates, Series 2019-BNK22, Argentic Services Company LP as General Special Servicer

4.        BBCMS Mortgage Trust 2022-C17, Commercial Mortgage Pass-Through Certificates, Series 2022-C17, Argentic Services Company LP as Special Servicer

5.        BBCMS Mortgage Trust 2024-C24, Commercial Mortgage Pass-Through Certificates, Series 2024-C24, Argentic Services Company LP as Special Servicer

6.        BBCMS Mortgage Trust 2024-5C29, Commercial Mortgage Pass-Through Certificates, Series 2024- 5C29, Argentic Services Company LP as Special Servicer

7.        Benchmark 2019-B10 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2019- B10, Argentic Services Company LP as Special Servicer

8.        Benchmark 2020-B16 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2020- B16, Argentic Services Company LP as Special Servicer

9.        Benchmark 2020-B20 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Argentic Services Company LP as Special Servicer

10.     Benchmark 2021-B26 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021- B26, Argentic Services Company LP as General Special Servicer

11.     Benchmark 2023-B38 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2023- B38, Argentic Services Company LP as Pacific Design Center Special Servicer

12.     BMO 2024-5C4 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2024-5C4, and the Uncertificated Interest Owners, Argentic Services Company LP as Special Servicer

13.     BMO 2024-C9 Mortgage Trust, Commercial Mortgage Pass Through Certificates, Series 2024-C9, and the Uncertificated Interest Owners, Argentic Services Company LP as Special Servicer

14.     BPR Trust 2021-TY, Commercial Mortgage Pass-Through Certificates, Series 2021-TY, Argentic Services Company LP as Special Servicer

15.     BPR Trust 2021-WILL, Commercial Mortgage Pass-Through Certificates, Series 2021-WILL, Argentic Services Company LP as Special Servicer

16.     BPR Trust 2022-STAR, Commercial Mortgage Pass-Through Certificates, Series 2022-STAR, Argentic Services Company LP as Special Servicer

17.     BSST 2021-SSCP Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-SSCP, Argentic Services Company LP as Special Servicer

18.     BX Trust 2021-MFM1, Commercial Mortgage Pass-Through Certificates, Series 2021-MFM1, Argentic Services Company LP as Special Servicer

19.     BX Trust 2021-NWM, Commercial Mortgage Pass-Through Certificates, Series 2021-NWM, Argentic Services Company LP as Special Servicer

20.     BXP Trust 2017-CC, Commercial Mortgage Pass-Through Certificates, Series 2017-CC, Argentic Services Company LP as Special Servicer

21.     CD 2017-CD6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2017-CD6, Argentic Services Company LP as Special Servicer

22.     CSAIL 2018-CX11 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-CX11, Argentic Services Company LP as Special Servicer

23.     CSAIL 2018-CX12 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2018-CX12, Argentic Services Company LP as Special Servicer

24.     CSMC 2021-980M, Commercial Mortgage Pass-Through Certificates, Series 2021-980M, Argentic Services Company LP as Special Servicer

25.     CSMC 2021-GATE, Commercial Mortgage Pass-Through Certificates, Series 2021-GATE, Argentic Services Company LP as Special Servicer

26.     CSTL Commercial Mortgage Trust 2024-GATE, Commercial Mortgage Pass Through Certificates, Series 2024-GATE, Argentic Services Company LP as Special Servicer

27.     GS Mortgage Securities Trust 2019-GSA1, Commercial Mortgage Pass-Through Certificates, Series 2019-GSA1, Argentic Services Company LP as Special Servicer

28.     GS Mortgage Securities Trust 2021-GSA3, Commercial Mortgage Pass-Through Certificates, Series 2021-GSA3, Argentic Services Company LP as Special Servicer

29.     GS Mortgage Securities Corporation Trust 2024-RVR, Commercial Mortgage Pass-Through Certificates, Series 2024-RVR, Argentic Services Company LP as Special Servicer

30.     INV 2024-IND Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2024-IND, Argentic Services Company LP as Special Servicer

31.     J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-CIBX, Commercial Mortgage Pass- Through Certificates, Series 2012-CIBX, Argentic Services Company LP as Special Servicer

32.     J.P. Morgan Chase Commercial Mortgage Securities Trust 2022-OPO, Commercial Mortgage Pass- Through Certificates, Series 2022-OPO and RR Interest Owner, Argentic Services Company LP as successor Special Servicer

33.     LEX 2024-BBG Mortgage Trust Commercial Mortgage Pass-Through Certificates, Argentic Services Company LP as Special Servicer

34.     MAD Mortgage Trust 2017-330M, Commercial Mortgage Pass-Through Certificates, Series 2017-330M, Argentic Services Company LP as Special Servicer

35.     Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8, Commercial Mortgage Pass-Through Certificates, Series 2013-C8, Argentic Services Company LP as Special Servicer

36.     Morgan Stanley Capital I Trust 2017-H1, Commercial Mortgage Pass-Through Certificates, Series 2017- H1, Argentic Services Company LP as Special Servicer

37.     Morgan Stanley Capital I Trust 2017-HR2, Commercial Mortgage Pass-Through Certificates, Series 2017- HR2, Argentic Services Company LP as Special Servicer

38.     Morgan Stanley Capital I Trust 2018-H4, Commercial Mortgage Pass-Through Certificates, Series 2018- H4, Argentic Services Company LP as Special Servicer

39.     Morgan Stanley Capital I Trust 2019-H7, Commercial Mortgage Pass-Through Certificates, Series 2019- H7, Argentic Services Company LP as Special Servicer

40.     Morgan Stanley Capital I Trust 2020-L4, Commercial Mortgage Pass-Through Certificates, Series 2020- L4, Argentic Services Company LP as Special Servicer

41.     Morgan Stanley Capital I Trust 2021-L6, Commercial Mortgage Pass-Through Certificates, Series 2021- L6, Argentic Services Company LP as Special Servicer

42.     MSWF Commercial Mortgage Trust 2023-1, Commercial Mortgage Pass-Through Certificates, Series 2023-1, Argentic Services Company LP as Special Servicer

43.     MSWF Commercial Mortgage Trust 2023-2, Commercial Mortgage Pass-Through Certificates, Series 2023-2, Argentic Services Company LP as Special Servicer

44.     NJ Trust 2023-GSP, Commercial Mortgage-Pass-Through Certificates, Series 2023-GSP, Argentic Services Company LP as Special Servicer

45.     NXPT Commercial Mortgage Trust 2024-STOR, Commercial Mortgage Pass Through Certificates, Series 2024-STOR, Argentic Services Company LP as Special Servicer

46.     OPEN Trust 2023-AIR, Commercial Mortgage Pass-Through Certificates, Series 2023-AIR, Argentic Services Company LP as Special Servicer

47.     UBS Commercial Mortgage Trust 2018-C11, Commercial Mortgage Pass-Through Certificates, Series 2018-C11, Argentic Services Company LP as Special Servicer

48.     WCORE Commercial Mortgage Trust 2024-CORE, Commercial Mortgage Pass-Through Certificates, Series 2024-CORE, Argentic Services Company LP as Special Servicer

49.     Wells Fargo Commercial Mortgage Trust 2017-C39, Commercial Mortgage Pass-Through Certificates, Series 2017-C39, Argentic Services Company LP as Special Servicer

50.     Wells Fargo Commercial Mortgage Trust 2017-C41, Commercial Mortgage Pass-Through Certificates, Series 2017-C41, Argentic Services Company LP as Special Servicer

51.     Wells Fargo Commercial Mortgage Trust 2017-RC1, Commercial Mortgage Pass-Through Certificates, Series 2017-RC1, Argentic Services Company LP as General Special Servicer

52.     Wells Fargo Commercial Mortgage Trust 2017-SMP, Commercial Mortgage Pass-Through Certificates, Series 2017-SMP, Argentic Services Company LP as Special Servicer

53.     Wells Fargo Commercial Mortgage Trust 2018-1745, Commercial Mortgage Pass-Through Certificates, Series 2018-1745, Argentic Services Company LP as Special Servicer

54.     Wells Fargo Commercial Mortgage Trust 2018-AUS, Commercial Mortgage Pass-Through Certificates, Series 2018-AUS, Argentic Services Company LP as Special Servicer

55.     Wells Fargo Commercial Mortgage Trust 2018-C46, Commercial Mortgage Pass-Through Certificates, Series 2018-C46, Argentic Services Company LP as Special Servicer

56.     Wells Fargo Commercial Mortgage Trust 2018-C48, Commercial Mortgage Pass-Through Certificates, Series 2018-C48, Argentic Services Company LP as Special Servicer

57.     Wells Fargo Commercial Mortgage Trust 2019-C52, Commercial Mortgage Pass-Through Certificates, Series 2019-C52, Argentic Services Company LP as Special Servicer

58.     Wells Fargo Commercial Mortgage Trust 2019-C54, Commercial Mortgage Pass-Through Certificates, Series 2019-C54, Argentic Services Company LP as Special Servicer

59.     Wells Fargo Commercial Mortgage Trust 2021-C59, Commercial Mortgage Pass-Through Certificates, Series 2021-C59, Argentic Services Company LP as Special Servicer

60.     Wells Fargo Commercial Mortgage Trust 2022-ONL, Commercial Mortgage Pass-Through Certificates, Series 2022-ONL, Argentic Services Company LP as Special Servicer

61.     Wells Fargo Commercial Mortgage Trust 2022-C62, Commercial Mortgage Pass-Through Certificates, Series 2022-C62, Argentic Services Company LP as Special Servicer

62.     Wells Fargo Commercial Mortgage Trust 2024-5C1, Commercial Mortgage Pass-Through Certificates, Series 2024-5C1, Argentic Services Company LP as Special Servicer

63.     Wells Fargo Commercial Mortgage Trust 2024-BPRC, Commercial Mortgage Pass-Through Certificates, Series 2024-BPRC, Argentic Services Company LP as Special Servicer

64.     Wells Fargo Commercial Mortgage Trust 2024-C63, Commercial Mortgage Pass Through Certificates, Series 2024-C63, Argentic Services Company LP as Special Servicer

65.     WFRBS Commercial Mortgage Trust 2014-C19, Commercial Mortgage Pass-Through Certificates, Series 2014-C19, Argentic Services Company LP as General Special Servicer

66.     AREIT 2019-CRE3 Trust, Argentic Services Company LP as Special Servicer

67.     AREIT 2020-CRE4 Ltd, Argentic Services Company LP as Special Servicer

68.     AREIT 2021-CRE5 Ltd, Argentic Services Company LP as Special Servicer

69.     AREIT 2022-CRE6 Ltd, Argentic Services Company LP as Special Servicer

70.     AREIT 2022-CRE7 LLC, Argentic Services Company LP as Special Servicer

71.     AREIT 2023-CRE8 Ltd., Argentic Services Company LP as Special Servicer

72.     AREIT 2024-CRE9 Ltd, Argentic Services Company LP as Special Servicer